Exhibit 99.1

LSB INDUSTRIES, INC. REPORTS OPERATING RESULTS FOR THE 2026 FIRST QUARTER

OKLAHOMA CITY, Oklahoma—April 29, 2026—LSB Industries, Inc. (NYSE: LXU) (“LSB,” “we,” “us,” “our,” or the “Company”) today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Results and Recent Highlights

•
Net sales of $169.5 million compared to $143.4 million in the first quarter of 2025
•
Net income of $19.7 million compared to a net loss of $1.6 million in the first quarter of 2025
•
Diluted EPS of $0.27 compared to $(0.02) for the first quarter of 2025
•
Adjusted EBITDA(1) of $52.1 million compared to $29.1 million in the first quarter of 2025
•
Total cash, cash equivalents and short-term investments of approximately $181.7 million and total debt of $441.2 million as of March 31, 2026

“I am pleased with our first quarter results, as they are in-line with our overall expectations. Our results reflect the impact of the operational discipline we have been building and executing over the past several years. Our progress is increasingly evident over the past two quarters, driving improved operating and financial performance,” stated Mark Behrman, LSB Industries' Chairman & Chief Executive Officer. “The evolving geopolitical landscape, including the conflict in the Middle East and associated disruption of production facilities and important trade channels, is significantly impacting the global availability of nitrogen fertilizers. Importantly, our improved operating performance is enabling us to maximize fertilizer production and support US farmers with additional supply in this difficult time. We are encouraged by our continued execution across the business and believe it positions us to continue supporting our customers and deliver sustainable growth and long-term value creation.”

(1) Adjusted EBITDA and EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Reconciliations” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures

Market Outlook

•
Industrial business is strong with positive market conditions:
o
Supply of Ammonium Nitrate (AN) for explosives in mining and quarrying/aggregate production is constrained in North America due in part to producer outages. Demand for AN across all commodities remains strong, particularly with copper and gold miners maximizing production to take advantage of strong supply and demand fundamentals in their markets, leading to tight market conditions and higher AN selling prices.
o
Demand for nitric acid is robust domestically, where it is supported by tariffs and countervailing duties on imports of methylene diphenyl diisocyanate (MDI). The duties were finalized on April 8, 2026, for a period of five years.

•
Fertilizer markets are tight due to the conflicts in the Middle East and pricing remains strong:
o
Ammonia prices currently reflect:
▪
Significantly reduced ammonia supplies due to ammonia vessels unable to transit through the Strait of Hormuz
▪
Higher costs of production in Europe
▪
Ongoing curtailment of ammonia production in Trinidad and new production outages in Australia
▪
Increased import demand in India to offset reduced supply of LNG
▪
Potential export controls in China
▪
Gas supply disruptions in North Africa reducing ammonia production, and
▪
Slow ramp up in new US production capacity, which is constraining global supply availability
o
Urea Ammonium Nitrate (UAN) prices recently improved, reflecting:
▪
Increased demand ahead of the Spring fertilizer application season
▪
Continued lower-than-expected working inventory through the supply chain
▪
Like ammonia, significantly reduced urea supplies due to vessels unable to transit through the Strait of Hormuz leading to a strengthening in urea prices and higher UAN demand as customers switch from urea to UAN
▪
Strong import demand for Urea in India and increased government subsidies to support purchases
o
Other notable developments include:
▪
Increasing and frequent drone attacks on Russian nitrogen plants and ports
▪
Russian export ban on AN for one month, with potential extension
▪
Limited Urea exports from China as they appear to continue to prioritize domestic supply

•
Corn market dynamics support fertilizer demand:
o
Demand is keeping stocks-to-use near historical levels (ending projections for 2025/26 crop year in USDA’s April WASDE is 12.9% versus long-term average of ~13%)
o
USDA projecting 95+ million planted acres for corn for the 2026/27 crop season and we anticipate robust nitrogen demand through the full fertilizer application season

Low Carbon Ammonia Project Summary

•
El Dorado Carbon Capture and Sequestration (CCS) Project with Lapis Carbon Solutions
▪
Expect to capture and sequester between 400,000 and 500,000 metric tons of CO2 per year, which would reduce our Scope 1 emissions by approximately 25%, yielding between 305,000 and 380,000 metric tons per year of low carbon ammonia
▪
Completed stratigraphic well in June 2025 to provide data to support EPA in review of Class VI application

▪
Lapis Carbon Solutions resubmitted the pre-construction Class VI permit application to the EPA in December 2025. Once the project receives EPA approval, we intend to use the completed stratigraphic well for CO2 injections
▪
Expect to begin operations in Q4 ‘26/Q1 ‘27

First Quarter Results Overview

	Three Months Ended March 31,
	2026	2025	% Change
Product Sales	(In Thousands)
AN & Nitric Acid	$75,347	$57,618	31%
Urea ammonium nitrate (UAN)	49,171	43,865	12%
Ammonia	36,814	33,272	11%
Other	8,155	8,677	(6)%
Total net sales	$169,487	$143,432

Comparison of First Quarter of 2026 to 2025:

•
Higher selling prices combined with increased AN and Nitric Acid volumes resulted in higher net sales for the period compared to the previous year. Tight market conditions shifted some production toward AN, resulting in lower UAN sales volumes. In addition, ammonia sales were impacted slightly as we built inventory in preparation for the scheduled turnaround at our El Dorado facility in the second quarter.

The following tables provide key sales metrics for our products:

	Three Months Ended March 31,
Key Product Volumes (short tons sold)	2026	2025	% Change
AN & Nitric Acid	177,862	150,531	18%
Urea ammonium nitrate (UAN)	128,623	148,565	(13)%
Ammonia	66,040	73,403	(10)%
	372,525	372,499	0%

Average Selling Prices (price per short ton) (A)
AN & Nitric Acid	$372	$324	15%
Urea ammonium nitrate (UAN)	$344	$253	36%
Ammonia	$530	$432	23%

(A) Average selling prices represent “net back” prices which are calculated as sales less freight expenses divided by product sales volume in tons. Please see the discussion below under the heading “Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation” and the reconciliations at the end of this release for additional information concerning this financial measure.

	Three Months Ended March 31,
Average Benchmark Prices (price per ton)	2026	2025	% Change
Tampa Ammonia Benchmark	$621	$491	26%
NOLA UAN	$347	$276	26%

	Three Months Ended March 31,
	2026	2025	% Change
Input Costs
Average natural gas cost/MMBtu in cost of materials and other	$5.26	$3.78	39%

Conference Call

LSB’s management will host a conference call on Thursday, April 30, 2026 at 10:00 am ET / 9:00 am CT to discuss first quarter 2026 results and recent corporate developments. Participating in the call will be Chairman & Chief Executive Officer, Mark Behrman, Executive Vice President & Chief Financial Officer, Cheryl Maguire and Executive Vice President & Chief Commercial Officer, Damien Renwick. Interested parties may participate in the call by dialing (877) 407-6176 / (201) 689-8451. Please call in 10 minutes before the conference is scheduled to begin and ask for the LSB conference call.

A webcast of the call, along with a slide presentation that coincides with management’s prepared remarks, will be available in the Investors section of LSB’s website, at www.lsbindustries.com. The webcast can be found under Events & Presentations. If you are unable to listen to the live call, the conference call webcast will be archived on LSB’s website.

LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, is committed to playing a leadership role in the production of low and no carbon products that build, feed and power the world. The LSB team is dedicated to building a culture of excellence in customer experiences as we currently deliver essential products across the agricultural and industrial end markets and, in the future, the energy markets. The company manufactures ammonia and ammonia-related products at facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma and operates a facility for a global chemical company in Baytown, Texas. Additional information about LSB can be found on our website at www.lsbindustries.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, include, but are not limited to, statements regarding: our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; our ability to successfully leverage our existing business platform and portfolio of assets to produce low carbon products; the impact of trade policy on our business; the availability of raw materials; production volumes at our production facilities; and the anticipated cost and timing of our capital projects, including turnarounds. Forward-looking statements can generally be identified by words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “will,” “may,” “plan,” “potential,” “should,” “would,” and similar words or phrases, as well as by discussions of strategy, plans or intentions. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties relate to, but are not limited to, business and market disruptions; market conditions and price volatility for our products and feedstocks; global and regional economic downturns that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; increased competitive pressures; our ability to fund the working capital and expansion of our businesses; recruiting and retaining skilled and qualified personnel; our ability to obtain necessary raw materials and purchased components; material increases in cost of raw materials; obtaining and maintaining necessary permits; and other financial, economic, competitive, environmental, political, legal and regulatory factors, including tariffs. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Company Contact: Cheryl Maguire, Executive Vice President & CFO (405) 510-3524 Investors@lsbindustries.com David Kimmel, Director of Communications (405) 815-4645 dkimmel@lsbindustries.com

LSB Industries, Inc.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2026	2025
	(In Thousands, Except Per Share Amounts)
Net sales	$169,487	$143,432
Cost of sales	133,693	129,048
Gross profit	35,794	14,384

Selling, general and administrative expense	13,825	10,153
Other income, net	(1,187)	(237)
Operating income	23,156	4,468
Interest expense, net	7,117	8,064
Non-operating other income, net	(1,516)	(1,673)
Income (loss) before income taxes	17,555	(1,923)
Benefit for income taxes	(2,130)	(283)
Net income (loss)	$19,685	$(1,640)

Net income (loss) per common share:
Basic:
Net income (loss)	$0.27	$(0.02)

Diluted:
Net income (loss)	$0.27	$(0.02)

LSB Industries, Inc.

Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$20,641	$19,511
Short-term investments	161,042	128,960
Accounts receivable	52,864	57,609
Allowance for doubtful accounts	(363)	(401)
Accounts receivable, net	52,501	57,208
Inventories:
Finished goods	20,906	16,705
Raw materials	2,334	1,605
Total inventories	23,240	18,310
Supplies, prepaid items and other:
Prepaid insurance	8,953	12,588
Precious metals	15,793	14,538
Supplies	34,080	33,399
Other	4,051	5,380
Total supplies, prepaid items and other	62,877	65,905

Current assets held for sale	1,000	3,400
Total current assets	321,301	293,294

Property, plant and equipment, net	825,572	833,525

Other assets:
Operating lease assets	43,416	45,571
Intangible and other assets, net	1,068	1,149
Total other assets	44,484	46,720

Total assets	$1,191,357	$1,173,539

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	March 31, 2026	December 31, 2025
	(In Thousands)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$62,465	$64,514
Short-term financing	7,186	10,686
Accrued and other liabilities	34,143	29,551
Current portion of long-term debt	770	760
Total current liabilities	104,564	105,511

Long-term debt, net	440,433	440,295

Noncurrent operating lease liabilities	35,774	37,668

Other noncurrent accrued and other liabilities	535	535

Deferred income taxes	67,102	69,557

Stockholders' equity:
Common stock, $.10 par value per share; 150 million shares authorized, 91.2 million shares issued	9,117	9,117
Capital in excess of par value	507,655	506,821
Retained earnings	251,960	232,275
	768,732	748,213
Less treasury stock, at cost:
Common stock, 19.3 million shares (19.5 million shares at December 31, 2025)	225,783	228,240
Total stockholders' equity	542,949	519,973
Total liabilities and stockholders’ equity	$1,191,357	$1,173,539

Non-GAAP Reconciliations

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call.

EBITDA and Adjusted EBITDA Reconciliation

Management uses EBITDA and adjusted EBITDA as supplemental measures to review and assess the performance of our core business operations and for planning purposes. EBITDA is defined as net income (loss) plus interest expense and interest income, net, less gain on extinguishment of debt, plus depreciation and amortization (D&A) (which includes D&A of property, plant and equipment and amortization of intangible and other assets), plus provision (benefit) for income taxes. Adjusted EBITDA is reported to show the impact of non-cash stock-based compensation, one time/non-cash or non-operating items-such as, one-time income or fees, loss (gain) on sale of a business and/or other property and equipment, certain fair market value (FMV) adjustments, and consulting costs associated with reliability and purchasing initiatives (Initiatives). We historically have performed turnaround activities on an annual basis; however, we have moved towards extending turnarounds to a two or three-year cycle. Rather than being capitalized and amortized over the period of benefit, our accounting policy is to recognize the costs as incurred. Given these turnarounds are essentially investments that provide benefits over multiple years, they are not reflective of our operating performance in a given year.

We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. In addition, we believe that certain investors consider adjusted EBITDA as more meaningful to further assess our performance. We believe that the inclusion of supplementary adjustments to EBITDA is appropriate to provide additional information to investors about certain items.

EBITDA and adjusted EBITDA have limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of EBITDA and adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA for the periods indicated.

Non-GAAP Reconciliations (continued)

LSB Consolidated ($ In Thousands)	Three Months Ended March 31,
	2026	2025
Net income (loss)	$19,685	$(1,640)
Plus:
Interest expense and interest income, net	5,585	6,332
Depreciation and amortization	20,919	20,151
Benefit for income taxes	(2,130)	(283)
EBITDA	44,059	$24,560

Stock-based compensation	4,788	1,733
Legal Fees & Settlements - Specific Matters	154	671
(Gain) Loss on disposal or write down of assets	(789)	71
Turnaround costs	3,894	1,995
Growth Initiatives	—	53
Adjusted EBITDA	$52,106	$29,083

Ammonia, AN, Nitric Acid, UAN Sales Price Reconciliation

The following table provides a reconciliation of total identified net sales as reported under GAAP in our consolidated financial statements reconciled to netback sales which is calculated as net sales less freight and other non-netback costs. We believe this provides a relevant industry comparison among our peer group.

	Three Months Ended March 31,
	2026	2025
	(In Thousands)
Ammonia, AN, Nitric Acid, UAN net sales	$161,332	$134,755

Less freight and other	15,939	16,780

Ammonia, AN, Nitric Acid, UAN netback sales	$145,393	$117,975